                                IMAX CORPORATION

                                  Exhibit 99.1


                                  [IMAX LOGO]



IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com
------------


IMAX CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2004 FINANCIAL RESULTS

HIGHLIGHTS
----------


- Company exceeds expectations for 2004, reporting net earnings of $0.26 per share, after bond refinancing costs, and raises 2005 earnings outlook to $0.35-$0.38 per share.

- Company signs contracts for 36 theatre systems in 2004, the best year since 1999, and exceeds guidance of 30-35 signings.

- The Polar Express: An IMAX(R) 3D Experience, sets numerous IMAX DMR(R) box office records, pulling in nearly $45 million world-wide to date.

- 2005 film slate is best in Company history with three IMAX DMR releases already committed, beginning with Twentieth Century Fox's Robots: The IMAX Experience, opening tomorrow.

TORONTO - March 10, 2005 - IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today reported net earnings of $0.26 per diluted share for the year ended December 31, 2004, ahead of the Company's previous guidance for net earnings of $0.23 per share, both after deducting $0.02 per share in bond refinancing costs. This compares to net earnings of $0.01 per diluted share reported in the prior year. Excluding bond refinancing costs of $0.02 per share, net earnings from continuing operations were $0.26 per diluted share for the year ended December 31, 2004. This compares to net earnings from continuing operations of $0.14 per diluted share for the year ended December 31, 2003, which exclude $0.13 per share of debt repurchase and refinancing costs.

For the three months ended December 31, 2004, the Company reported net earnings of $0.19 per diluted share, compared to a net loss of $0.01 per diluted share for the year-ago period. Excluding bond refinancing costs, net earnings from continuing operations were $0.19 per diluted share for the three months ended December 31, 2004 as compared to $0.09 per diluted share for the three months ended December 31, 2003.

"The year 2004 was a watershed for IMAX, as we significantly grew the commercial IMAX(R) theatre network and established it as a valuable new distribution platform for Hollywood event films," said IMAX Co-Chief



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Executive Officers Richard L. Gelfond and Bradley J. Wechsler. "Last year we achieved all of our key strategic goals, and that has started to translate into positive financial results, with 2004 earnings beating expectations and showing significant improvement over 2003. Given the strong start to the first quarter of 2005, we are increasingly confident that our growth will continue to accelerate, prompting today's upward revision to our 2005 estimates."

From the first installation of IMAX's new projection system, the IMAX(R) MPX(TM), in June 2004, until year-end, the Company signed agreements for 29 IMAX theatre systems, more than for all of 2003. For the full year 2004, the Company signed contracts for 36 theatre systems, up 44% from the 25 signings reported in 2003. The best for a single year since 1999, these signings comprise agreements with some of the top-ten domestic exhibitors, and include contracts for 22 IMAX MPX systems. During the year, the Company signed multi-theatre agreements with Cinemark USA Inc. and National Amusements Inc., the third and sixth largest domestic theatre operators, respectively.

During the fourth quarter, the Company signed contracts for 11 theatre systems, including two multi-theatre agreements to install IMAX systems in The People's Republic of China. A six-theatre deal with Lark International Multimedia, the parent of Studio City Cinema Holdings and UA Cinemas, which operates over 55 multiplexes in China, marks the largest multi- theatre deal IMAX has ever signed in Asia. Also during the quarter, IMAX signed agreements in China with an institutional entity of the Chongqing municipal government for three IMAX theatre systems, one of which is an IMAX MPX system, and with the CAAC Museum in Beijing for an IMAX theatre system. Suvar-Kazan Company Ltd., the leading exhibitor in Kazan, became the third Russian exhibitor to sign an IMAX MPX deal in 2004. Cinepolis, the largest operator in Latin America, also announced plans to accelerate the delivery of its remaining two IMAX systems, from 2006/2007 to 2005.

Continued Messrs. Gelfond and Wechsler, "Our recent multiplex deals reflect accelerating interest in IMAX from commercial exhibitors around the world, confirming that the IMAX MPX economic model is compelling for theatre operators. Hollywood movies in IMAX's format are also posting consistently impressive numbers, providing added incentive for multiplex operators to enter the IMAX business."

On the heels of 2004 box office successes NASCAR 3D: The IMAX Experience and Harry Potter and the Prisoner of Azkaban: The IMAX Experience, the Company released the first-ever Hollywood feature film converted into IMAX(R) 3D. Warner Bros. Pictures' The Polar Express: An IMAX 3D Experience opened on November 10 to sell-out shows across the country, garnered rave reviews, and quickly went on to break numerous box office records for an IMAX film. This new holiday classic grossed approximately $35 million domestically on only about 60 IMAX screens, and approximately $10 million internationally on just 20 IMAX screens, bringing the per-screen gross from this one film to over $500,000.

"The Polar Express: An IMAX 3D Experience surpassed all of our expectations and is the best evidence to date that releasing a film in IMAX's format is a 'win' for IMAX, IMAX theatres, the studios, and movie fans who are happy to pay a premium price for The IMAX Experience(R). The $500,000 per-screen generated by the film, combined with our other 2004 releases, demonstrated to commercial exhibitors that our films can generate more than the $1 million in revenue per year modelled to achieve a three-year payback on an IMAX MPX retrofit investment," concluded Messrs. Gelfond and Wechsler."

Just two months into the year, the Company already has in place agreements for day-and-date releases of three IMAX DMR films in 2005, as many as were released for all of 2004. These include Twentieth Century Fox's Robots on March 11 and Warner Bros. Studios' Batman Begins (June 17) and Charlie and the Chocolate Factory (July 15). The 2005 film slate for IMAX theatres also includes two original 3D films: Disney's Aliens of the Deep, released on January 28, and an original IMAX and Playtone production, Magnificent Desolation: Walking on the Moon 3D, produced and written by Tom Hanks, to be released in September.



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For the twelve months ended December 31, 2004, the Company's consolidated revenues were $136.0 million, a 14% increase from consolidated revenues of $119.3 million reported for 2003. IMAX Systems revenue was $86.6 million versus $75.8 million for 2003, as the Company recognised revenue on 22 theatre systems versus 21 in 2003, one of which was an operating lease. Film revenue for the year was $27.9 million versus $25.8 million last year, helped by the success of The Polar Express: An IMAX 3D Experience in the fourth quarter of the year. Theatre Operations revenue increased to $17.4 million from $13.1 million, as the performance of the Company's seven owned and operated theatres improved significantly. Other revenues decreased to $4.1 million in 2004 from $4.5 million last year. The Company also increased its cash position to $29.0 million at December 31, 2004 from an ending cash position of $23.0 million at December 31, 2003, net of cash used to retire $29.2 million of principal of the Company's Old Senior Notes in the first two weeks of 2004.

Earnings from operations increased 43% to $25.8 million from $18.1 million reported in 2003, and gross margin improved five percentage points to 48% in 2004. Excluding bond refinancing costs of $0.02 per share, net earnings from continuing operations were $0.26 per diluted share for the year ended December 31, 2004. This compares to net earnings from continuing operations of $0.14 per diluted share for the year ended December 31, 2003, which exclude $0.13 per share of debt repurchase and refinancing costs.

In the fourth quarter, the Company's consolidated revenues were $47.5 million as compared to $29.9 million in the prior year period. Systems revenue was $28.8 million versus $19.9 million in the prior year period, with the Company recognising revenue on nine theatre systems versus six theatre systems in the year-ago period. Film revenue was $10.7 million, as compared to $6.2 million for the three months ended December 31, 2003. Theatre Operations revenue was $6.2 million for the three months ended December 31, 2004, as compared to $3.0 million in the same period last year. Other revenues increased to $1.8 million from $0.8 million in the same period last year. The Company took an $0.8 million write-down on its camera rental assets during the quarter, which equated to approximately $0.02 per diluted share.

Under the applicable requirements of Section 404 of the Sarbanes-Oxley Act, IMAX expects to report when its 10-K is filed, that its internal controls over financial reporting are effective as of December 31, 2004.

The Company will host a conference call to discuss these results at 10:30 AM ET. To access the call interested parties should call (913) 981-4902 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 1277408.


                                      ###

                             ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX 3D, and IMAX DMR technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of December 31, 2004, there were 248 IMAX theatres operating in more than 35 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(TM), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.



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

                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED                    YEARS ENDED
                                                               DECEMBER 31,                       DECEMBER 31,
                                                     ---------------------------------  ---------------------------------
                                                           2004              2003             2004              2003
                                                     ---------------   ---------------  ---------------   ---------------
REVENUE
IMAX systems                                         $        28,759   $        19,934  $        86,570   $        75,848
Films                                                         10,721             6,233           27,887            25,803
Theater operations                                             6,212             2,967           17,415            13,109
Other                                                          1,832               799            4,108             4,500
                                                     ---------------   ---------------  ---------------   ---------------
                                                              47,524            29,933          135,980           119,260
COSTS OF GOODS AND SERVICES                                   23,048            17,931           70,062            67,283
                                                     ---------------   ---------------  ---------------   ---------------
GROSS MARGIN                                                  24,476            12,002           65,918            51,977

Selling, general and administrative expenses                  11,525             8,448           36,066            33,312
Research and development                                         961               961            3,995             3,794
Amortization of intangibles                                      174               101              719               573
Income from equity-accounted investees                            --            (1,995)              --            (2,496)
Receivable provisions net of (recoveries)                       (522)           (2,489)          (1,487)           (2,225)
Restructuring costs and asset impairments                        848               969              848               969
                                                     ---------------   ---------------  ---------------   ---------------
EARNINGS FROM OPERATIONS                                      11,490             6,007           25,777            18,050

Interest income                                                   92               140              756               656
Interest expense                                              (4,287)           (3,907)         (16,853)          (15,856)
Loss on retirement of notes                                       --            (4,577)            (784)           (4,910)
Recovery of long-term investments                                293             1,538              293             1,892
                                                     ---------------   ---------------  ---------------   ---------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                          7,588              (799)           9,189              (168)
Recovery of (provision for) income taxes                          --               (14)             255               386
                                                     ---------------   ---------------  ---------------   ---------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS                 7,588              (813)           9,444               218
Net earnings from discontinued operations                        200               488              800               195
                                                     ---------------   ---------------  ---------------   ---------------
Net earnings (loss) before cumulative effect
  of changes in accounting principles                          7,788              (325)          10,244               413
Cumulative effect of changes in accounting
  principles                                                      --              (182)              --              (182)
                                                     ---------------   ---------------  ---------------   ---------------
NET EARNINGS (LOSS)                                  $         7,788   $          (507) $        10,244   $           231
                                                     ===============   ===============  ===============   ===============

EARNINGS (LOSS) PER SHARE:
Earnings (loss) per share - basic:
  Net earnings (loss) from continuing operations     $          0.19    $        (0.02)  $         0.24    $         0.01
  Net earnings from discontinued operations          $          0.01    $         0.01   $         0.02    $           --
                                                     ---------------    --------------   --------------    --------------
  Net earnings (loss) before cumulative effect
   of changes in accounting principles                          0.20             (0.01)            0.26              0.01
Cumulative effect of changes in accounting
  principles                                                      --                --               --                --
                                                     ---------------    --------------    -------------     -------------
  Net earnings (loss)                                $          0.20    $        (0.01)  $         0.26    $         0.01
                                                     ===============    ==============   ==============    ==============
Earnings (loss) per share - diluted:
  Net earnings (loss) from continuing operations     $          0.19    $        (0.02)  $         0.24    $         0.01
Net earnings (loss) from discontinued operations     $            --    $         0.01   $         0.02    $           --
                                                     ---------------    --------------   --------------    --------------
  Net earnings (loss) before cumulative effect
   of changes in accounting principles                          0.19             (0.01)            0.26              0.01
Cumulative effect of changes in accounting
  principles                                                      --                --               --                --
                                                     ---------------    --------------    -------------    --------------
  Net earnings (loss)                                $          0.19    $        (0.01)  $         0.26    $         0.01
                                                     ===============    ==============   ==============    ==============

Weighted average number of shares outstanding
  (000's):
     Basic                                                    39,339            38,843           39,317            35,663
     Diluted                                                  40,786            40,317           39,980            36,431

Additional disclosure:
Depreciation and amortization (1)                    $         4,410    $        4,111   $       14,947    $       12,355

(1) Includes $0.4 million and $1.2 million in amortization of deferred financing costs charged to interest expense for the three and twelve months ended December 31, 2004 (2003 - $0.2 million, $0.7 million)



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                                IMAX CORPORATION
                           CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (In thousands of U.S. dollars)
                                   (UNAUDITED)


                                                                                  AS AT DECEMBER 31,
                                                                       --------------------------------------
                                                                              2004                2003
                                                                       -----------------     ----------------
ASSETS
Cash and cash equivalents                                               $         28,964      $        47,282
Restricted cash                                                                       --                4,961
Accounts receivable, net of allowance for
  doubtful accounts of $8,390 (2003 - $7,278)                                     19,899               13,887
Financing receivables                                                             59,492               56,742
Inventories                                                                       29,001               28,218
Prepaid expenses                                                                   2,279                1,902
Film assets                                                                          871                1,568
Fixed assets                                                                      28,712               35,818
Other assets                                                                      13,377               13,827
Deferred income taxes                                                              6,171                5,028
Goodwill                                                                          39,027               39,027
Other intangible assets                                                            3,060                3,388
                                                                        ----------------      ---------------
   Total assets                                                         $        230,853      $       251,648
                                                                        ================      ===============

LIABILITIES
Accounts payable                                                        $          5,827      $         5,780
Accrued liabilities                                                               56,897               45,066
Deferred revenue                                                                  50,505               63,344
Senior Notes due 2010                                                            160,000              160,000
Old Senior Notes due 2005                                                             --               29,234
                                                                        ----------------      ---------------
   Total liabilities                                                             273,229              303,424
                                                                        ----------------      ---------------

SHAREHOLDERS' EQUITY (DEFICIT)
Capital stock Common shares - no par value.
  Authorized - unlimited number.
  Issued and outstanding - 39,446,964
  (2003 - 39,301,758)                                                            116,281              115,609
Other equity                                                                       3,227                3,159
Deficit                                                                         (160,945)            (171,189)
Accumulated other comprehensive income (loss)                                       (939)                 645
                                                                        -----------------     ---------------
   Total shareholders' deficit                                                   (42,376)             (51,776)
                                                                        ----------------      ---------------
   Total liabilities and shareholders'
     equity (deficit)                                                   $        230,853      $       251,648
                                                                        ================      ===============



                                     Page 8
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This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.




For additional information please contact:


MEDIA:                                      ANALYSTS:
IMAX CORPORATION, New York                  IMAX CORPORATION, New York
Romi Schutzer                               Cheryl Cramer
212-821-0144                                212-821-0121
rschutzer@imax.com                          ccramer@imax.com
------------------                          ----------------

ENTERTAINMENT MEDIA:                        BUSINESS MEDIA:
Newman & Company, Los Angeles               Sloane & Company, New York
Al Newman                                   Whit Clay
310-278-1560                                212-446-1864
asn@newman-co.com                           wclay@sloanepr.com
-----------------                           ------------------




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